As filed with the Securities and Exchange Commission on March 31, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Monopar Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	32-0463781 (I.R.S. Employer Identification No.)

1000 Skokie Blvd., Suite 350

Wilmette, IL 60091

(Address of principal executive offices) (Zip Code)

Monopar Therapeutics Inc. 2016 Stock Incentive Plan

(Full title of the plans)

Chandler D. Robinson

Chief Executive Officer

1000 Skokie Blvd., Suite 350

Wilmette, IL 60091

(Name and Address of agent for service)

(847) 388-0349

(Telephone number, including area code, of agent for service)

With a copy to:

John J. Harrington

Sean D. Cheatle

Baker & Hostetler LLP

127 Public Square, Suite 2000

Cleveland, OH 44114

(216) 861-6697

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
	Smaller Reporting Company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) of Monopar Therapeutics Inc. (the “Company” or the “Registrant”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, to register 400,000 additional shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), under the 2016 Stock Incentive Plan, as amended (the “Plan”).

This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Forms S-8 filed with the Securities and Exchange Commission (the “SEC”) on January 3, 2020 (Registration No. 333-235790), November 13, 2020 (Registration No. 333-250046), and August 12, 2022 (Registration No. 333-266828),

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

●	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	The description of the Registrant’s capital stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025; and

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on February 24, 2025 and March 3, 2025.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
5.1	Opinion of Legal Counsel
10.1	Monopar Therapeutics Inc. 2016 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.18 to Monopar Therapeutics Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Legal Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmette, Illinois, on the 31st day of March, 2025

MONOPAR THERAPEUTICS INC

Dated: March 31, 2025	By:	/s/ Quan Vu
Name: Quan Vu
Title: Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chandler D. Robinson and Quan Vu, and each of them, his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he/she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signatures	Title	Date

/s/ Chandler D. Robinson		March 31, 2025
Chandler D. Robinson	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Quan Vu		March 31, 2025
Quan Vu	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Christopher M. Starr		March 31, 2025
Christopher M. Starr	Executive Chairman of the Board and Director

/s/ Raymond W. Anderson		March 31, 2025
Raymond W. Anderson	Director

/s/ Arthur J. Klausner		March 31, 2025
Arthur J. Klausner	Director

/s/ Kim R. Tsuchimoto		March 31, 2025
Kim R. Tsuchimoto	Director

/s/ Lavina Talukdar		March 31, 2025
Lavina Talukdar	Director

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